FOR IMMEDIATE RELEASE:
NVIDIA Announces Financial Results for Third Quarter Fiscal 2021
•Record revenue of $4.73 billion, up 57 percent from a year earlier
•Record Gaming revenue of $2.27 billion, up 37 percent from a year earlier
•Record Data Center revenue of $1.90 billion, up 162 percent from a year earlier
SANTA CLARA, Calif.-Nov. 18, 2020- NVIDIA (NASDAQ: NVDA) today reported record revenue for the third quarter ended October 25, 2020, of $4.73 billion, up 57 percent from $3.01 billion a year earlier, and up 22 percent from $3.87 billion in the previous quarter.
GAAP earnings per diluted share for the quarter were $2.12, up 46 percent from $1.45 a year ago, and up 114 percent from $0.99 in the previous quarter. Non-GAAP earnings per diluted share were $2.91, up 63 percent from $1.78 a year earlier, and up 33 percent from $2.18 in the previous quarter.
“NVIDIA is firing on all cylinders, achieving record revenues in Gaming, Data Center, and overall,” said Jensen Huang, founder and CEO of NVIDIA. “The new NVIDIA GeForce RTX GPU provides our largest-ever generational leap and demand is overwhelming. NVIDIA RTX has made ray tracing the new standard in gaming.
“We are continuing to raise the bar with NVIDIA AI. Our A100 compute platform is ramping fast, with the top cloud companies deploying it globally. We swept the industry AI inference benchmark, and our customers are moving some of the world’s most popular AI services into production, powered by NVIDIA technology.
“We announced the NVIDIA DPU programmable data center processor, and the planned acquisition of Arm, creator of the world’s most popular CPU. We are positioning NVIDIA for the age of AI, when computing will extend from the cloud to trillions of devices.”
NVIDIA paid $99 million in quarterly cash dividends in the third quarter. It will pay its next quarterly cash dividend of $0.16 per share on December 29, 2020, to all shareholders of record on December 4, 2020.
Q3 Fiscal 2021 Summary

GAAP
($ in millions, except earnings per share)	Q3 FY21	Q2 FY21	Q3 FY20	Q/Q	Y/Y
Revenue	$4,726	$3,866	$3,014	Up 22%	Up 57%
Gross margin	62.6%	58.8%	63.6%	Up 380 bps	Down 100 bps
Operating expenses	$1,562	$1,624	$989	Down 4%	Up 58%
Operating income	$1,398	$651	$927	Up 115%	Up 51%
Net income	$1,336	$622	$899	Up 115%	Up 49%
Diluted earnings per share	$2.12	$0.99	$1.45	Up 114%	Up 46%

Non-GAAP
($ in millions, except earnings per share)	Q3 FY21	Q2 FY21	Q3 FY20	Q/Q	Y/Y
Revenue	$4,726	$3,866	$3,014	Up 22%	Up 57%
Gross margin	65.5%	66.0%	64.1%	Down 50 bps	Up 140 bps
Operating expenses	$1,101	$1,035	$774	Up 6%	Up 42%
Operating income	$1,993	$1,516	$1,156	Up 31%	Up 72%
Net income	$1,834	$1,366	$1,103	Up 34%	Up 66%
Diluted earnings per share	$2.91	$2.18	$1.78	Up 33%	Up 63%

NVIDIA’s outlook for the fourth quarter of fiscal 2021 is as follows:
•Revenue is expected to be $4.80 billion, plus or minus 2 percent.
•GAAP and non-GAAP gross margins are expected to be 62.8 percent and 65.5 percent, respectively, plus or minus 50 basis points.
•GAAP and non-GAAP operating expenses are expected to be approximately $1.64 billion and $1.18 billion, respectively.
•GAAP and non-GAAP other income and expense are both expected to be an expense of approximately $55 million.
•GAAP and non-GAAP tax rates are both expected to be 8 percent, plus or minus 1 percent, excluding any discrete items. GAAP discrete items include excess tax benefits or deficiencies related to stock-based compensation, which are expected to generate variability on a quarter-by-quarter basis.
Highlights
During the third quarter, NVIDIA announced a definitive agreement to acquire Arm Limited from SoftBank Capital Limited and SVF Holdco (UK) Limited in a transaction valued at $40 billion. The transaction will combine NVIDIA’s leading AI computing platform with Arm’s vast ecosystem to create the premier computing company for the age of AI. The transaction -- which is expected to be immediately accretive to NVIDIA’s non-GAAP gross margin and non-GAAP earnings per share -- is expected to close in the first quarter of calendar 2022.
NVIDIA also announced plans to build a world-class AI lab in Cambridge, England -- including a powerful AI supercomputer based on NVIDIA and Arm technology -- and provide research fellowships and partnerships with local institutions and AI training courses. Separately, it plans to build Cambridge-1, the U.K.’s most powerful AI supercomputer, based on an NVIDIA DGX SuperPOD™ system and designed for AI research in healthcare and drug discovery.
NVIDIA also achieved progress since its previous earnings announcement in these areas:
Data Center
•Third-quarter revenue was a record $1.90 billion, up 8 percent from the previous quarter and up 162 percent from a year earlier.
•Shared news that Amazon Web Services and Oracle Cloud Infrastructure announced general availability of cloud computing instances based on the NVIDIA A100™ GPU, following Google Cloud Platform and Microsoft Azure.

•Announced the NVIDIA DGX SuperPOD Solution for Enterprise -- the world’s first turnkey AI infrastructure -- which is expected to be installed by yearend in Korea, the U.K., India and Sweden.
•Announced that five supercomputers backed by EuroHPC -- including “Leonardo,” the world’s fastest AI supercomputer built by the Italian inter-university consortium CINECA -- will use NVIDIA’s data center accelerators or networking.
•Introduced the NVIDIA BlueField-2 DPU (data processing unit) -- supported by NVIDIA DOCA™, a novel data-center-infrastructure-on-a-chip architecture -- to bring breakthrough networking, storage and security performance to every data center.
•Announced a broad partnership with VMware to create an end-to-end enterprise platform for AI and a new architecture for data center, cloud and edge using NVIDIA DPUs, benefiting 300,000-plus VMware customers.
•Unveiled NVIDIA Maxine™, an AI video-streaming platform that enhances streaming quality and offers such AI-powered features as gaze correction, super-resolution, noise cancellation and face relighting.
•Introduced the NVIDIA RTX™ A6000 and NVIDIA A40™ GPUs, built on the NVIDIA Ampere architecture and featuring new RT Cores, Tensor Cores and CUDA® cores.
•Extended its lead on MLPerf performance benchmarks for inference, winning every test across all six application areas for data center and edge computing systems.
•Announced a partnership with GSK to integrate computing platforms for imaging, genomics and AI into the drug and vaccine discovery process.
•Introduced at SC20, three powerful advances in AI technology: the NVIDIA® A100 80GB GPU, powering the NVIDIA HGX™ AI supercomputing platform with twice the memory of its predecessor; the NVIDIA DGX Station™ A100, the world’s only petascale workgroup server, for machine learning and data science workloads; and the next generation of NVIDIA® Mellanox® InfiniBand, for the fastest networking performance.
Gaming
•Third-quarter revenue was a record $2.27 billion, up 37 percent from the previous quarter and up 37 percent from a year earlier.
•Unveiled the GeForce RTX® 30 Series GPUs, powered by the NVIDIA Ampere architecture and the second generation of RTX, with up to 2x the performance of the previous Turing-based generation.
•Announced that Fortnite – the world’s most popular video game – will support NVIDIA RTX real-time ray tracing and DLSS AI super-resolution, joining more than two dozen other titles including Cyberpunk 2077, Call of Duty: Black Ops, and Watch Dogs: Legion.
•Introduced NVIDIA Reflex™, a suite of technologies that improves reaction time in games by reducing system latency, which is available in Fortnite, Valorant, Call of Duty: Warzone and Apex Legends among other titles.
•Unveiled NVIDIA Broadcast™, a plugin that enhances microphone, speaker and webcam quality with RTX-accelerated AI effects.
Professional Visualization
•Third-quarter revenue was $236 million, up 16 percent from the previous quarter and down 27 percent from a year earlier.

•Brought to open beta NVIDIA Omniverse™, the world’s first NVIDIA RTX-based 3D simulation and collaboration platform.
•Announced NVIDIA Omniverse Machinima™, enabling creators with video game assets animated by NVIDIA AI technologies.
•Collaborated with Adobe to bring GPU-accelerated neural filters to Adobe Photoshop AI-powered tools.
Automotive
•Third-quarter revenue was $125 million, up 13 percent from the previous quarter and down 23 percent from a year earlier.
•Announced with Mercedes-Benz that NVIDIA is powering the next-generation MBUX AI cockpit system, to be featured first in the new S-class sedan, with such features as an augmented reality heads-up display, AI voice assistant and interactive graphics.
•Announced with Hyundai Motor Group that the Korean automaker’s entire lineup of Hyundai, Kia and Genesis models will come standard with NVIDIA DRIVE™ in-vehicle infotainment systems, starting in 2022.
•Announced that China’s Li Auto will develop its next generation of electric vehicles using NVIDIA DRIVE AGX Orin™, a software-defined platform for autonomous vehicles.
CFO Commentary
Commentary on the quarter by Colette Kress, NVIDIA’s executive vice president and chief financial officer, is available at https://investor.nvidia.com/.
Conference Call and Webcast Information
NVIDIA will conduct a conference call with analysts and investors to discuss its third quarter fiscal 2021 financial results and current financial prospects today at 2 p.m. Pacific time (5 p.m. Eastern time). A live webcast (listen-only mode) of the conference call will be accessible at NVIDIA’s investor relations website, https://investor.nvidia.com. The webcast will be recorded and available for replay until NVIDIA’s conference call to discuss its financial results for its fourth quarter and fiscal year 2021.
Non-GAAP Measures
To supplement NVIDIA’s condensed consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP other income (expense), net, non-GAAP income tax expense, non-GAAP net income, non-GAAP net income, or earnings, per diluted share, and free cash flow. In order for NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense, acquisition-related and other costs, legal settlement costs, losses from non-affiliated investments, interest expense related to amortization of debt discount, and the associated tax impact of these items, where applicable. Free cash flow is calculated as GAAP net cash provided by operating activities less purchases related to property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user’s overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies.

About NVIDIA
NVIDIA’s (NASDAQ: NVDA) invention of the GPU in 1999 sparked the growth of the PC gaming market, redefined modern computer graphics and revolutionized parallel computing. More recently, GPU deep learning ignited modern AI ― the next era of computing ― with the GPU acting as the brain of computers, robots and self-driving cars that can perceive and understand the world. More information at https://nvidianews.nvidia.com/.
###
For further information, contact:

Simona Jankowski	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
sjankowski@nvidia.com	rsherbin@nvidia.com

Certain statements in this press release including, but not limited to, statements as to: NVIDIA’s next quarterly cash dividend; NVIDIA’s financial outlook for the fourth quarter of fiscal 2021; NVIDIA’s expected tax rates for the fourth quarter of fiscal 2021; NVIDIA’s expectation to generate variability from excess tax benefits or deficiencies; the benefits of the Arm acquisition, including the combination creating the world’s premier computing company; the expectation that the Arm transaction will be immediately accretive; when the Arm transaction is expected to close; NVIDIA’s plan to build an AI lab in Cambridge and provide fellowships, partnerships and AI training; NVIDIA’s plan to build the Cambridge-1 supercomputer; the benefits, performance, abilities and impact of our products and technologies, including the BlueField DPUs, NVIDIA Maxine, GeForce RTX 30 Series GPUs, NVIDIA Omniverse Machinima, NVIDIA A100 80GB GPU, NVIDIA DGX Station A100, NVIDIA Ampere architecture and NVIDIA Mellanox InfiniBand; our partnership with VMware creating a platform and architecture for data center and benefiting VMware customers; the expected locations and timing for installation of the NVIDIA DGX SuperPOD Solution for Enterprise; our partnership with GSK; the plan for CINECA to use NVIDIA technology to build Leonardo and the other supercomputers being built planning to use NVIDIA technology; the games supporting real-time ray tracing and AI-powered NVIDIA DLSS; the abilities of NVIDIA Reflex and its availability; the partnership with Mercedes-Benz to power the new MBUX AI cockpit system; NVIDIA DRIVE coming standard in Hyundai Motor Group’s lineup of cars and the timing for the launch; Li Auto developing its next-generation vehicles using NVIDIA DRIVE AGX Orin; NVIDIA firing on all cylinders; NVIDIA GeForce RTX GPUs providing the largest ever generational leap and demand being overwhelming; raising the bar with NVIDIA AI; our A100 compute platform ramping and deploying globally; our customers moving AI services into production; the acquisition of Arm; and NVIDIA’s positioning for the age of AI, when computing will extend from the cloud to trillions of devices are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the most recent reports NVIDIA files with the Securities and Exchange Commission, or SEC, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

© 2020 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, CUDA, GeForce RTX, Mellanox, NVIDIA A40, NVIDIA AGX, NVIDIA A100, NVIDIA Broadcast, NVIDIA DGX A100, NVIDIA DGX Station, NVIDIA DGX SuperPOD, NVIDIA DOCA, NVIDIA DRIVE, NVIDIA DRIVE AGX Orin, NVIDIA HGX, NVIDIA Maxine, NVIDIA Omniverse, NVIDIA Omniverse Machinima, NVIDIA Reflex, and NVIDIA RTX are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 25,	October 27,	October 25,	October 27,
	2020	2019	2020	2019

Revenue	$4,726	$3,014	$11,672	$7,813
Cost of revenue	1,766	1,098	4,432	3,060
Gross profit	2,960	1,916	7,240	4,753
Operating expenses
Research and development	1,047	712	2,778	2,091
Sales, general and administrative	515	277	1,437	806
Total operating expenses	1,562	989	4,215	2,897
Income from operations	1,398	927	3,025	1,856
Interest income	7	45	50	137
Interest expense	(53)	(13)	(131)	(39)
Other, net	(4)	—	(5)	—
Other income (expense), net	(50)	32	(86)	98
Income before income tax	1,348	959	2,939	1,954
Income tax expense	12	60	64	109
Net income	$1,336	$899	$2,875	$1,845

Net income per share:
Basic	$2.16	$1.47	$4.67	$3.03
Diluted	$2.12	$1.45	$4.59	$2.99

Weighted average shares used in per share computation:
Basic	618	610	616	609
Diluted	630	618	626	617

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	October 25,	January 26,
	2020	2020
ASSETS

Current assets:
Cash, cash equivalents and marketable securities	$10,139	$10,897
Accounts receivable, net	2,546	1,657
Inventories	1,495	979
Prepaid expenses and other current assets	213	157
Total current assets	14,393	13,690

Property and equipment, net	2,059	1,674
Operating lease assets	681	618
Goodwill	4,193	618
Intangible assets, net	2,861	49
Deferred income tax assets	666	548
Other assets	2,028	118
Total assets	$26,881	$17,315

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,097	$687
Accrued and other current liabilities	1,574	1,097
Short-term debt	998	—
Total current liabilities	3,669	1,784

Long-term debt	5,963	1,991
Long-term operating lease liabilities	604	561
Other long-term liabilities	1,311	775
Total liabilities	11,547	5,111

Shareholders' equity	15,334	12,204
Total liabilities and shareholders' equity	$26,881	$17,315

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended		Nine Months Ended
	October 25,	October 27,	October 25,	October 27,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income	$1,336	$899	$2,875	$1,845
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	299	92	810	275
Stock-based compensation expense	383	223	981	624
Deferred income taxes	(53)	22	(117)	(5)
Other	2	3	(2)	5
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(463)	106	(667)	(32)
Inventories	(93)	152	(190)	531
Prepaid expenses and other assets	(443)	19	(409)	55
Accounts payable	225	135	289	91
Accrued and other current liabilities	31	(23)	111	(103)
Other long-term liabilities	55	12	74	10
Net cash provided by operating activities	1,279	1,640	3,755	3,296
Cash flows from investing activities:
Proceeds from maturities of marketable securities	4,133	1,153	5,165	4,744
Proceeds from sales of marketable securities	243	211	502	3,363
Purchases of marketable securities	(4,554)	—	(12,840)	(1,461)
Acquisitions, net of cash acquired	(1,353)	—	(8,524)	—
Purchases related to property and equipment and intangible assets	(473)	(104)	(845)	(344)
Investments and other, net	3	(3)	(4)	(6)
Net cash provided by (used in) investing activities	(2,001)	1,257	(16,546)	6,296
Cash flows from financing activities:
Proceeds related to employee stock plans	96	63	190	146
Payments related to tax on restricted stock units	(298)	(203)	(716)	(463)
Dividends paid	(99)	(97)	(296)	(292)
Issuance of debt, net of issuance costs	—	—	4,971	—
Other	—	—	(3)	—
Net cash provided by (used in) financing activities	(301)	(237)	4,146	(609)
Change in cash and cash equivalents	(1,023)	2,660	(8,645)	8,983
Cash and cash equivalents at beginning of period	3,274	7,105	10,896	782
Cash and cash equivalents at end of period	$2,251	$9,765	$2,251	$9,765

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	October 25,	July 26,	October 27,	October 25,	October 27,
	2020	2020	2019	2020	2019

GAAP gross profit	$2,960	$2,275	$1,916	$7,240	$4,753
GAAP gross margin	62.6%	58.8%	63.6%	62.0%	60.8%
Acquisition-related and other costs (B)	86	245	—	331	—
Stock-based compensation expense (A)	28	14	15	62	27
Legal settlement costs	21	17	—	38	11
Non-GAAP gross profit	$3,095	$2,551	$1,931	$7,671	$4,791
Non-GAAP gross margin	65.5%	66.0%	64.1%	65.7%	61.3%

GAAP operating expenses	$1,562	$1,624	$989	$4,215	$2,897
Stock-based compensation expense (A)	(355)	(360)	(208)	(919)	(597)
Acquisition-related and other costs (B)	(106)	(229)	(7)	(338)	(22)
Legal settlement costs	—	—	—	—	(2)
Non-GAAP operating expenses	$1,101	$1,035	$774	$2,958	$2,276

GAAP income from operations	$1,398	$651	$927	$3,025	$1,856
Total impact of non-GAAP adjustments to income from operations	595	865	229	1,689	659
Non-GAAP income from operations	$1,993	$1,516	$1,156	$4,714	$2,515

GAAP other income (expense), net	$(50)	$(42)	$32	$(86)	$98
Losses from non-affiliated investments	4	2	—	9	1
Interest expense related to amortization of debt discount	1	1	1	1	1
Non-GAAP other income (expense), net	$(45)	$(39)	$33	$(76)	$100

GAAP net income	$1,336	$622	$899	$2,875	$1,845
Total pre-tax impact of non-GAAP adjustments	600	868	230	1,699	660
Income tax impact of non-GAAP adjustments (C)	(102)	(124)	(26)	(255)	(97)
Non-GAAP net income	$1,834	$1,366	$1,103	$4,319	$2,408

	Three Months Ended			Nine Months Ended
	October 25,	July 26,	October 27,	October 25,	October 27,
	2020	2020	2019	2020	2019
Diluted net income per share
GAAP	$2.12	$0.99	$1.45	$4.59	$2.99
Non-GAAP	$2.91	$2.18	$1.78	$6.90	$3.90

Weighted average shares used in diluted net income per share computation	630	626	618	626	617

GAAP net cash provided by operating activities	$1,279	$1,566	$1,640	$3,755	$3,296
Purchases related to property and equipment and intangible assets	(473)	(217)	(104)	(845)	(344)
Free cash flow	$806	$1,349	$1,536	$2,910	$2,952

(A) Stock-based compensation consists of the following:
	Three Months Ended			Nine Months Ended
	October 25,	July 26,	October 27,	October 25,	October 27,
	2020	2020	2019	2020	2019
Cost of revenue	$28	$14	$15	$62	$27
Research and development	$232	$228	$141	$594	$400
Sales, general and administrative	$123	$132	$67	$325	$197

(B) Acquisition-related and other costs primarily include amortization of intangible assets, inventory step-up, transaction costs, and certain compensation charges presented as follows:
	Three Months Ended			Nine Months Ended
	October 25,	July 26,	October 27,	October 25,	October 27,
	2020	2020	2019	2020	2019
Cost of revenue	$86	$245	$—	$331	$—
Research and development	$2	$3	$1	$7	$4
Sales, general and administrative	$104	$226	$6	$331	$18

(C) Income tax impact of non-GAAP adjustments, including the recognition of excess tax benefits or deficiencies related to stock-based compensation under GAAP accounting standard (ASU 2016-09).

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q4 FY2021 Outlook
($ in millions)
GAAP gross margin	62.8%
Impact of stock-based compensation expense, acquisition-related costs, and other costs	2.7%
Non-GAAP gross margin	65.5%

GAAP operating expenses	$1,640
Stock-based compensation expense, acquisition-related costs, and other costs	(460)
Non-GAAP operating expenses	$1,180